SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2004 (June 11, 2004)

LBI MEDIA HOLDINGS, INC.

LBI MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware

California

(State or other jurisdiction of incorporation)

333-110122	05-0584918
333-100330	95-4668901
(Commission File Number)	(IRS Employer Identification No.)

1845 West Empire Avenue Burbank, California	91504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 563-5722

Not applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On June 11, 2004, LBI Media, Inc., a Delaware corporation (the “Company”), and each of its subsidiaries, as guarantors, entered into an Amended and Restated Credit Agreement with Credit Suisse First Boston, as administrative agent and lender, and certain other lenders named therein (“2004 Revolver”). The 2004 Revolver amended and restated the Amended and Restated Credit Agreement, dated as of July 9, 2002, among the Company, the guarantors party thereto, the lenders party thereto and Fleet National Bank, as administrative agent, as amended. The 2004 Revolver includes a $175 million revolving loan and a $5 million swing loan sub-facility. There are no scheduled reductions of commitments under the 2004 Revolver. In addition, the Company has the option to request its lenders to increase the amount of the 2004 Revolver by an additional $50 million in the aggregate; however, the lenders are not obligated to do so. At the election of the Company, interest rates under the 2004 Revolver are either equal to the applicable margin above the prime rate for base rate loans or the applicable margin above the LIBOR rate for LIBOR loans. The applicable margin, which is based on the Company’s total leverage ratio, will range from 0.25% to 1.75% per annum for base rate loans and 1.50% to 3.00% per annum for LIBOR loans. The 2004 Revolver matures on September 30, 2010.

Borrowings under the 2004 Revolver are secured by substantially all of the tangible and intangible assets of the Company and its subsidiaries, including a first priority pledge of all capital stock of each of their respective subsidiaries. The 2004 Revolver also contains customary representations, affirmative and negative covenants and defaults for a senior credit facility.

In the ordinary course of their business, some of the lenders under the 2004 Revolver and their affiliates have from time to time provided, and may in the future provide, investment banking, financial advisory and other services to the Company and its affiliates for which they have received, or expect to receive, customary fees. In addition, Credit Suisse First Boston LLC, Deutsche Bank Securities Inc., UBS Securities LLC, CIBC World Markets Corp. and SunTrust Capital Markets, Inc. are underwriters in the proposed initial public offering of Liberman Broadcasting, Inc.’s Class A common stock and certain of their affiliates are lenders under the 2004 Revolver. Liberman Broadcasting, Inc. intends to merge with the Company’s parent, LBI Holdings I, Inc., before the commencement of the initial public offering, with Liberman Broadcasting, Inc. as the surviving entity. The lenders under the 2004 Revolver will receive a portion of the net proceeds of the initial public offering upon repayment of a portion of the 2004 Revolver.

The description contained herein of the amendment to the senior credit facility does not purport to be complete.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

10.1 Amended and Restated Credit Agreement, dated June 11, 2004, by and among LBI Media, Inc., the guarantors named therein, Credit Suisse First Boston, as administrative agent and lender, and certain other lenders named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, LBI Media Holdings, Inc. and LBI Media, Inc. have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized, in the City of Burbank, State of California, on June 17, 2004.

LBI MEDIA HOLDINGS, INC.
LBI MEDIA, INC.

By:	/s/ Brett Zane
Brett Zane
Chief Financial Officer